UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary information statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14c-6(d) (2))
[_] Definitive information statement

Company Name: ENVIROSAFE CORPORATION

Payment of filing fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

    (1) Title of each class of securities to which transaction applies:  Common Stock, $.0001 par value.

    (2) Aggregate number of securities to which transaction applies:  500,000,000 shares of Common Stock.

    (3) Per unit price/underlying value pursuant to Exchange Act Rule 0-11:  N/A

    (4) Proposed maximum aggregate value of transaction: N/A

    (5) Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

    (1) Amount previously paid:
    (2) Form, schedule or registration statement no.:
    (3) Filing party:
    (4) Date filed:

 Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

ENVIROSAFE CORPORATION
21205 Hickory Forest Way
Germantown, MD 20876

March 19, 2007

Dear Shareholder:

The enclosed information statement is being furnished to the shareholders of record on March 19, 2007, of Envirosafe Corporation (“EVSA” or “Company”), a corporation organized under the laws of Delaware, in connection with the proposal to amend the corporate charter to effectuate a 300:1 reverse Common Stock split, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date (the “Reverse Split Proposal”).

 WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

The board of directors has fully reviewed and unanimously approved the Reverse Split Proposal.

The holders of approximately 56.9% of EVSA's Common Stock have executed a written consent in favor of the Reverse Split Proposal described herein. However, under federal law this proposal will not be effected until at least twenty (20) days after a definitive Information Statement has first been sent to shareholders who have not previously consented.

By Order of the Board of Directors,

/s/Bryan Kuskie
Bryan Kuskie
President, Secretary and Treasurer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C PROMULGATED THERETO

ENVIROSAFE CORPORATION
Contents

Introduction	4

Item 1. Information Required by Items of Schedule 14C	4
A. No Time, Place or Date for Meeting of Shareholders	4
B. Dissenters' Rights	4
C. Voting Securities and Principal Holders Thereof	4
D. Amendment of Charter - Reverse Split Proposal	5
Reasons and Benefits of the Transaction	5
E. Federal Tax Consequences	6
Item 2. Statements that Proxies are not Solicited	6
Item 3. Interest of Certain Persons	6
Item 4. Other and General Information	6
Item 5. Documents Incorporated By Reference	6

INTRODUCTION

This information statement is being furnished to all holders of the Common Stock of EVSA.

The Board of Directors has recommended and the majority shareholders of EVSA have adopted resolutions to effect the above-listed actions. This Information Statement is being filed with the Securities and Exchange Commission and is provided to the Company's shareholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended.

We are a corporation organized under the laws of Delaware. We are a fully-reporting 1934 Act company, with our Common Stock quoted on the "Pinksheets" an over-the-counter quotation market, under the symbol "EVSA". Information about us can be found in our Registration Statement filed on Form 10-SB. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14C

A. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of the shareholders and none is required under applicable Delaware statutes when an action has been approved by written consent by holders of a majority of the outstanding shares of our Common Stock. This Information Statement is first being mailed on or about March 29, 2007 to the holders of Common Stock as of the Record Date of March 19, 2007.

B. DISSENTERS' RIGHTS.

EVSA is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended, and the Delaware General Corporation Law. No dissenters' rights under the Delaware General Corporation Law are afforded to the company's stockholders as a result of the adoption of this resolution.

C. THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

Our Board of Directors has approved the proposal to amend the corporate charter to effectuate a 300:1 reverse Common Stock split on March 19, 2007. The action was also approved by the written consent of a majority of all shareholders entitled to vote on the record date. The actual affirmative vote was 56.9% of all shares issued and outstanding.

The proposal is not effective before first, completion of this Section 14(c) compliance, and second the mailing or delivery of a definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

        VOTING SECURITIES OF THE COMPANY:

As of March 19, 2007 (the "Record Date"), EVSA had 342,375,000 shares of Common Stock issued and outstanding out of 500,000,000 authorized shares of Common Stock.

Only holders of record of the Common Stock at the close of business on the
Record Date were entitled to participate in the written consent of our stockholders. Each share of Common Stock was entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The class of equity securities of the Company issued and outstanding is Common Stock, $.0001 par value. The table on the following page sets forth, as of March 19, 2007, certain information with respect to the Common Stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the Common Stock; and (iii) all Directors, nominees and executive officers as a group.  The percentage of shares beneficially owned is based on there having been 342,375,000 shares of Common Stock outstanding as of March 19, 2007.

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF MARCH 19, 2007(1)(2)

NAME AND ADDRESS OF BENEFICIAL OWNERS	NO. COMMON SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
Bryan Kuskie 21205 Hickory Forest Way Germantown, MD 20876	194,675,000	56.9%
MJMM Investments 280 Wekiva Springs Road, Suite 201 Longwood, FL 32779	24,000,000	7.0%
All officers and directors as a group (three persons)	194,675,000	56.9%

Notes to the table:

(1)
Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

(2)
This table is based upon information obtained from our stock records. We believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

D. AMENDMENT OF CHARTER

REVERSE SPLIT PROPOSAL

On March 19, 2007, EVSA's Board of Directors and shareholders holding the majority of issued and outstanding Common Stock approved a 300 to 1 reverse stock split of its $.0001 par value Common Stock. The par value of Common Stock will not change. All the fractional shares will be rounded the nearest whole shares. With the exception of adjustments for those shareholders with fractional shares, the reverse stock split will not affect any stockholder's proportional equity interest in the company in relation to other shareholders or rights, preferences, privileges or priorities. The reverse split will become effective twenty days after this information statement is sent to shareholders.

On March 19, 2007, the company had 500,000,000 shares of Common Stock authorized with 342,375,000 shares issued and outstanding. When the reverse split becomes effective, each holder of three hundred (300) shares of EVSA's $.0001 par value Common Stock will own one (1) share of $.0001 par value Common Stock. The number of shares of Common Stock issued and outstanding will be reduced from 342,375,000 shares to approximately 1,141,250 shares.

REASONS FOR THE REVERSE SPLIT PROPOSAL

The reverse split will decrease the number of shares of Common Stock and increase the per share market price for the Common Stock. The effect of the reverse stock split upon the market price for its Common Stock cannot be predicted. There can be no assurance that the market price per share of EVSA's Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of its Common Stock outstanding resulting from the reverse stock split. The market price of EVSA's Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding. There are currently no plans to issue the additional shares of Common Stock available as a result of this reverse split.

EFFECT

The principal effects of the reverse split will be as follows:

Based upon 342,375,000 shares of Common Stock outstanding on March 19, 2007, the reverse split would decrease the outstanding shares of Common Stock by approximately 99.7% or to 1,141,250 shares of Common Stock issued and outstanding. Further, any outstanding options, warrants and rights to purchase Common Stock as of the effective date that are subject to adjustment will be decreased accordingly.

EVSA will obtain a new CUSIP number for the Common Stock at the time of the reverse split. Following the effectiveness of the reverse split, every three hundred shares of Common Stock presently outstanding, without any action on the part of the stockholder, will represent one share of the Common Stock.

As a result of the reverse split, some stockholders may own less than 100 shares of Common Stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares.

Exchange of Certificate and Elimination of Fractional Share Interests

On the date of the reverse split, three hundred (300) shares of Common Stock will automatically be combined and changed into one share of Common Stock. No additional action on our part or any shareholder will be required in order to affect the reverse split. Shareholders will be requested to exchange their certificates representing shares of Common Stock held prior to the reverse split for new certificates representing shares of Common Stock. Shareholders will be furnished with the necessary materials and instructions to affect such exchange promptly following the effective date of the reverse split. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Common Stock outstanding prior to the reverse split are not presented for exchange upon request by the Company, any dividends that may be declared after the date of the reverse split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange. At such time, all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of post-reverse split Common Stock will be issued to any shareholder. All the fractional shares will be rounded the nearest whole share. In lieu of any such fractional share interest, each holder of pre-reverse Common Stock who would otherwise be entitled to receive a fractional share of post-reverse Common Stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse Common Stock held by such holder.

E. FEDERAL TAX CONSEQUENCES.

There are no tax consequences to the Authorized Capital Proposal.

The combination of three hundred shares of pre-split Common Stock into one share of post-split Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split Common Stock will be transferred to the post-split Common Stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

F. APPROVAL REQUIRED

Pursuant to Delaware General Corporation Law, the approval of a majority of the outstanding stock entitled to vote is necessary to approve the proposed amendment. As discussed above, the holders of the majority of our Common Stock have consented to this amendment.

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS.

Set forth below are the substantial interests, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF MARCH 19, 2007(1)(2)

NAME AND ADDRESS OF BENEFICIAL OWNERS	NO. COMMON SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
Bryan Kuskie 21205 Hickory Forest Way Germantown, MD 20876	194,675,000	56.9%
MJMM Investments 280 Wekiva Springs Road, Suite 201 Longwood, FL 32779	24,000,000	7.0%
All officers and directors as a group (three persons)	194,675,000	56.9%

Notes to the table:

(1)
Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

(2)
This table is based upon information obtained from our stock records. We believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

ITEM 4. OTHER AND GENERAL INFORMATION.

Our Registration Statement on Form 10-SB, including unaudited financial statements as of September 30, 2006 and audited financial statements as of December 31, 2006, are available on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission. Reports, proxy statements and other information filed by EVSA can be accessed electronically by means of the Security Exchange Commission's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.otcbb.com.

You can read and copy any materials that we file with the Securities Exchange Commission at the Securities Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE.

(a) The Company’s Registration Statement on Form 10-SB, dated January 18, 2007, is hereby incorporated by reference.

  ENVIROSAFE CORPORATION

Dated: March 19, 2007
/s/Bryan Kuskie
Bryan Kuskie
President, Secretary and Treasurer

By the order of the Board of Directors
/s/Bryan Kuskie
Bryan Kuskie
Director